Exhibit 99.1

Contact

Whitney K. Stearns, Jr.

Savient Pharmaceuticals, Inc.

732-418-9300

FOR IMMEDIATE RELEASE

SAVIENT PHARMACEUTICALS, INC. ANNOUNCES THAT IT IS IN

PRELIMINARY ACQUISTION DISCUSSIONS WITH

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

East Brunswick, New Jersey, October 3, 2003 — Savient Pharmaceuticals, Inc. (Savient), (NASDAQ:SVNT) announced today that it is in discussions concerning the possible acquisition of Savient by Teva Pharmaceutical Industries Limited (Teva), (NASDAQ:TEVA).  The discussions are at a preliminary stage, and any transaction is subject to completion of satisfactory due diligence, negotiation and completion of definitive documentation and other customary conditions, including approval of the Company’s board and the Company’s receipt of a fairness opinion from its financial advisor.  Teva has expressed its interest, subject to the results of its due diligence, in acquiring all the outstanding shares of Savient for cash at a price per share that approximates the October 2, 2003 closing price of Savient shares.  There can be no assurance that a transaction will be completed on these terms, on different terms or at all.

About Savient Pharmaceuticals, Inc.

Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.) is a specialty pharmaceuticals company with expertise in developing, manufacturing, and marketing human health care products for niche and wider markets.  Products marketed by Savient’s sales force in the United States are Oxandrin® (oxandrolone, USP) and Delatestryl® (testosterone enanthate).  The Company’s subsidiary, Rosemont Pharmaceuticals Limited, develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market.  The Company’s Israeli subsidiary, Bio-Technology General (Israel) Ltd., manufactures and markets in Israel Bio-Tropin™ (recombinant human growth hormone), BioLon™ (sodium hyaluronate), Bio-Hep-B® (hepatitis B vaccine), and Arthrease™ (sodium hyaluronate for osteoarthritis).  Products marketed by Savient’s licensees are Mircette® (oral contraceptive), and BioLon™ in the United States, and Bio-Tropin™, BioLon™, Bio-Hep-B®, Silkis® (vitamin D derivative), and recombinant human insulin, in international markets.  Savient’s news releases and other information are available on the Company’s website at www.savientpharma.com.

Arthrease is a trademark of DePuy Orthopaedics, Inc., except in Israel, where it is owned by Bio-Technology General (Israel) Ltd., Savient’s wholly owned subsidiary; Mircette is a registered trademark of Organon, Inc.; Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.; Silkis is a registered trademark of Galderma S.A.

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Statements in this news release concerning a possible acquisition of the Company’s business or acquisition terms, Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements” as that term is defined under the Federal Securities Laws.  Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements.  Such risks, uncertainties and factors include, but are not limited to, uncertainties of acquisition negotiations and due diligences processes, different perceptions of valuations by two parties, corporate developments of either party to any such negotiations, changes and delays in product development plans and schedules, changes and delays in product approval and introduction, customer acceptance of new products, development, introduction, or consumer acceptance of competing products, changes in pricing or other actions by competitors, patents owned by the Company and its competitors, changes in healthcare reimbursement, risk of operations in Israel, risk of product or other litigation liability, governmental regulation, dependence on  third parties to manufacture products and commercialize products, and  general economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission.